UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2019 (May 22, 2019)

PGT Innovations, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1070 Technology Drive, North Venice, Florida, 34275
(Address of Principal Executive Offices, Including Zip Code)

(941) 480-1600
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PGTI	New York Stock Exchange, Inc.

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As noted under Item 5.07 of this Current Report on Form 8-K, at the 2019 annual meeting of stockholders (the "Annual Meeting") of PGT Innovations, Inc. (the "Company") held on May 22, 2019, the Company's stockholders approved the PGT Innovations, Inc. 2019 Employee Stock Purchase Plan (the "2019 ESPP") and the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan (the "2019 Plan"). Descriptions of the 2019 ESPP and 2019 Plan are contained in the Company's definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on April 23, 2019 under the headings "Proposal 3 – Approval of the PGT Innovations, Inc. 2019 Employee Stock Purchase Plan" and "Proposal 4 –Approval of the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan", respectively, and are incorporated herein by reference. Copies of the 2019 ESPP and 2019 Plan are filed as Exhibit 10.1 and 10.2 hereto, respectively, and are incorporated by reference herein.

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

On May 22, 2019, the Company held its Annual Meeting. As of April 16, 2019, the record date for the Annual Meeting, there were 59,039,393 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting, of which 54,234,247 shares were represented at the Annual Meeting in person or by proxy, constituting a quorum.

At the Annual Meeting, the Company's shareholders: (i) elected both of the director nominees to serve as directors until the expiration of each director's term at the Company's 2022 annual meeting of stockholders and until each director's successor shall have been duly elected and qualified, or until each director's earlier resignation, removal from office or death; (ii) ratified the appointment of KPMG, LLP as the Company's independent registered public accounting firm for our fiscal year ending December 28, 2019; (iii) approved the 2019 ESPP; (iv) approved the 2019 Plan; (v) approved the compensation of our Named Executive Officers ("NEOs"), on an advisory basis; and (vi) selected "one year" as the frequency of the vote on the compensation of our NEOs, on an advisory basis, having cast the following votes:

Proposal 1 –  Election of directors:

				Broker
Director Name	For	Against	Abstaining	Non-Votes
Alexander R. Castaldi	44,034,838	913,563	17,920	9,267,926
William J. Morgan	44,137,808	810,593	17,920	9,267,926

Proposal 2 –  Ratification of KPMG, LLP as the Company's independent registered public accounting firm for 2019:

				Broker
	For	Against	Abstaining	Non-Votes
Ratify KPMG LLP	53,874,494	51,795	307,958	0

Proposal 3 –  Approve the 2019 ESPP:

				Broker
	For	Against	Abstaining	Non-Votes
Approve the 2019 ESPP	44,809,347	138,322	18,652	9,267,926

Proposal 4 –  Approve the 2019 Plan:

				Broker
	For	Against	Abstaining	Non-Votes
Approve the 2019 Plan	41,653,528	3,169,566	143,227	9,267,926

Proposal 5 –  Approve our NEOs' compensation, on an advisory basis:

				Broker
	For	Against	Abstaining	Non-Votes
Approve our NEOs' compensation, on an advisory basis	43,699,250	1,118,278	148,793	9,267,926

Proposal 6 –  Vote on the frequency of the vote on our NEOs' compensation, on an advisory basis:

					Broker
	1 Year	2 Years	3 Years	Abstaining	Non-Votes
Vote on the frequency of the
vote on NEO compensation,
on an advisory basis	41,734,122	70,317	3,117,456	44,426	9,267,926

ITEM 8.01  Other Events

On May 22, 2019, the Company issued a press release announcing that the Company's Board of Directors authorized and approved a share repurchase program of up to $30 million. Repurchases will be funded from available cash. Repurchases of shares may be made under a Rule 10b5-1 plan, which would permit repurchases when the Company might otherwise be precluded from doing so under insider trading laws. The Company will base future repurchase decisions, including the timing of any such repurchases, on such factors as PGTI's stock price, general economic and market conditions, the potential impact on its capital structure, the expected return on competing uses of capital such as strategic acquisitions and capital investments, and other corporate considerations, as determined by management. PGTI gives no assurance as to the amount of repurchases to be made or the actual purchase prices, and any repurchase program may be suspended or discontinued at any time. A copy of the press release announcing the share repurchase program is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

ITEM 9.01.  Financial Statements and Exhibits.

 (d)  Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT Innovations, Inc.

	By:	/s/ Sherri Baker
Name: Sherri Baker
Title: Senior Vice President and Chief Financial Officer
Dated: May 23, 2019

EXHIBIT INDEX

Exhibit No.	Description

10.1
PGT Innovations, Inc. 2019 Employee Stock Purchase Plan (incorporated herein by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on April 23, 2019)

10.2
PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan (incorporated herein by reference to Appendix B to the Company's
Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on April 23, 2019)

99.1	Press release dated May 22, 2019